UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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As previously disclosed, on June 17, 2021, Sykes Enterprises, Incorporated (“Sykes”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sitel Worldwide Corporation, a Delaware corporation (“Parent”), and Florida Mergersub, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). On the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sykes and Merger Sub will cease to exist (the “Merger”). On July 26, 2021, Sykes filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Definitive Proxy Statement”).

In connection with the Merger, seven lawsuits have been filed by purported Sykes shareholders against Sykes and its current directors relating to the Merger. The complaints are captioned Shiva Stein v. Sykes Enterprises, Incorporated, et al., Case No. 1:21-cv-06043; Matthew Whitfield v. Sykes Enterprises, Incorporated, et al., Case No. 1:21-cv-06163; Mary Hittle v. Sykes Enterprises, Incorporated, Case No. 1:21-cv-06655; Richard Lawrence v. Sykes Enterprises, Incorporated, et al., Case No. 1:21-cv-02195-NYW; Sam Carlisle v. Sykes Enterprises, Incorporated, et al., Case No. 1:21-cv-02200-KLM; Matthew Hopkins v. Sykes Enterprises, Incorporated, et al., Case No. 2:21-cv-03618 and Anthony Morgan v. Sykes Enterprises, Incorporated, et al., Case No. 1:21-cv-06846 (collectively, the “Transaction Litigation”). The complaints generally allege that the defendants violated the Securities Exchange Act of 1934 (the “Exchange Act”) by making untrue statements, or failing to disclose material information, in Sykes’ preliminary proxy statement filed on July 12, 2021 and Sykes’ Definitive Proxy Statement.  The lawsuits generally seek, among other things, injunctive relief prohibiting consummation of the Merger and unspecified damages and attorneys’ fees. Given the early stage of the proceedings, it is impossible to predict the outcome or to estimate possible loss or range of loss.

The defendants deny the allegations in the Transaction Litigation and deny any alleged violations of law or any legal or equitable duty. The defendants believe that the claims asserted in the Transaction Litigation are without merit and no additional disclosures are required under applicable law.  However, in order to avoid the risk of the Transaction Litigation delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the defendants have determined to voluntarily make the following supplemental disclosures to the Definitive Proxy Statement, as described in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the defendants specifically deny all allegations in the Transaction Litigation that any additional disclosure was or is required.

Supplemental Disclosures to the Definitive Proxy Statement in Connection with the Transaction Litigation

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety.  All page references are to the Definitive Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

The section of the Definitive Proxy Statement entitled “THE MERGER PROPOSAL—Opinion of Transaction Committee’s Financial Advisor” is amended and supplemented as follows:

The first full sentence, first full paragraph and the third full paragraph on page 50 of the Definitive Proxy Statement under the subheading “Illustrative Discounted Cash Flow Analysis” are hereby amended and restated in their entirety to read as follows (with new text underlined and in bold):

Based on Goldman Sachs’ professional judgment and experience, Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then added from the range of illustrative enterprise values it derived for the Company the net cash of the Company of $65 million as of March 31, 2021, as provided by the management of the Company, to derive a range of illustrative equity values for the Company ranging from $1,833 million to $2,288 million. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Sykes common stock as of June 15, 2021 (approximately 41 million shares), as provided by the management of the Company, to derive a range of illustrative present values per share of Sykes common stock ranging from $45 to $56, rounded to the nearest dollar.

Goldman Sachs then calculated the implied equity values for the Company as of December 31 for each of the fiscal years 2021 to 2023 by adding to the range of implied enterprise values the estimated net cash of the Company as of December 31 for each of the fiscal years 2021 to 2023, $109 million, $229 million and $362 million, respectively, as provided by the management of the Company. Goldman Sachs then calculated a range of implied prices per share of Sykes common stock as of December 31 for each of the fiscal years 2021 to 2023 by dividing the range of implied equity values by the total number of fully diluted shares of Sykes common stock estimated by the management of the Company to be outstanding as of December 31 for each of the fiscal years 2021 to 2023, 41 million, 42 million and 42 million, respectively. Goldman Sachs then discounted the implied prices per share of Sykes common stock to present value as of March 31, 2021 using an illustrative discount rate of 8.5%, reflecting an estimate of the Company’s cost of equity. Based on Goldman Sachs’ professional judgment and experience, Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $37 to $51 per share of Sykes common stock, rounded to the nearest dollar.

The table on page 51 of the Definitive Proxy Statement under the subheading “Selected Precedent Transactions Analysis” is hereby amended and restated in its entirety to read as follows (with new text underlined and in bold):

Announcement Date	Acquiror	Target	Enterprise Value / LTM Adj. EBITDA	Enterprise Value (in millions)
July 2011	One Equity Partners / NCO Group, Inc.	APAC Customer Services, Inc.	8.4x	$420
October 2012	Bain Capital Partners LLC	Atento Inversiones y Teleservicios, S.A.	6.5x	€1,039
January 2014	Convergys Corporation	Stream Global Services, Inc.	7.1x	$820
July 2015	Groupe Acticall S.A.	SITEL Worldwide Corporation	6.4x	$830
August 2016	Teleperformance SE	LanguageLine Solutions LLC	10.4x	$1,522
May 2017	Apollo Global Management, LLC	West Corporation	7.8x	$5,200
June 2018	Teleperformance SE	Intelenet Global Services	12.0x	$1,000
June 2018	SYNNEX Corporation	Convergys Corporation	8.4x	€2,800
July 2019	Groupe Bruxelles Lambert S.A.	Webhelp SAS	12.4x	€2,400
December 2020	Brookfield Business Partners L.P.	Everise Holdings Pte. Ltd.	11.3x	$450

The first sentence of the penultimate paragraph on page 51 of the Definitive Proxy Statement under the subheading “Selected Precedent Transactions Analysis” is hereby amended and supplemented as follows (with new text underlined and in bold):

Premia Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for 394 all-cash acquisition transactions announced since 2016 involving a public company based in the United States as the target where the disclosed enterprise value for the transaction was over $500 million.

In connection with Parent’s proposed acquisition of Sykes (the “proposed transaction”), Sykes filed the Definitive Proxy Statement with the SEC. Sykes may also file other relevant documents with the SEC regarding the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement and other documents containing important information about Sykes and the proposed transaction through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Sykes will be available free of charge on the Investor Relations area of Sykes’ website at http://investor.sykes.com/ company/investors/investor-relations-home/default.aspx. or by requesting them in writing or by telephone from Sykes at the following address and telephone number:

Sykes Enterprises, Incorporated

400 N. Ashley Drive, Suite 2800, Tampa, FL 33602

(813) 274-1000

Additional Information and Where to Find It

On July 26, 2021, the Company filed with the SEC and commenced mailing the Definitive Proxy Statement to its shareholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, EACH AS FILED WITH THE SEC. EACH OF THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://investor.sykes.com/company/investors/financial-reports-and-filings/sec-filings/default.aspx.

Participants in the Solicitation

Sykes, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Sykes’s shareholders in connection with the proposed transaction. Information about Sykes’s directors and executive officers is available in Sykes’s proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 16, 2020, Sykes’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, and other documents subsequently filed by Sykes with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed with the SEC on July 26, 2021 and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Free copies of these documents may be obtained as described in the paragraphs above.

No Offer Or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these statements can be identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will,” and other similar words or expressions. Sykes cautions readers of this communication that such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Sykes’ expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Sykes is unable to predict or control, that may cause Sykes’ actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements and as it relates to the proposed Merger include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described in the Definitive Proxy Statement, and the following factors:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the abandonment of the transactions contemplated thereby;
•

the failure of the parties to satisfy conditions to completion of the Merger, including the failure of Sykes shareholders to approve the Merger or the failure of the parties to obtain required regulatory approvals;

•

the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated, or that the proposed Merger may not be otherwise completed in a timely manner or at all;

•	risks related to disruption of management’s attention from Sykes’ ongoing business operations due to the Merger;
•	risks related to limitations placed on Sykes’ ability to operate its business under the Merger Agreement;
•	the effect of the announcement of the Merger on Sykes’ relationships with its customers, vendors and other business partners;
•	the potential difficulties in employee retention as a result of the Merger;
•	the amount of the costs, fees, expenses and charges related to the Merger Agreement and the risk of exceeding the expected costs;
•	the failure of Parent to obtain the necessary debt financing arrangements set forth in the Commitment Letter received in connection with the Merger;
•	the risk that the Merger Agreement may be terminated in circumstances that require Sykes to pay a termination fee;
•

the risk that shareholder litigation in connection with the Merger may affect the timing or occurrence of the Merger, or the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

•	risks that our stock price may decline significantly if the Merger is not completed; and
•

the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Sykes’ assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to Sykes shareholders in the Merger.

Consequently, all of the forward-looking statements that we make in this communication are qualified by the information contained herein or contained in Sykes’ other public filings with the SEC, including (1) the information contained under this caption, and (2) the information contained under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and information in our consolidated financial statements and notes thereto included in Sykes’ most recent Annual Report on Form 10-K filed with the SEC on February 26, 2021 and in Sykes’ Quarterly Report on Form 10-Q filed on August 9, 2021. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Many of the factors that will determine future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, outcomes, levels of activity, performance or achievements.